Exhibit 32.1
Statement of Chief Executive Officer
Pursuant to Section 1350 of Title 18 of the United States Code
Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ketan Mehta, the President and Chief Executive Officer of Majesco (the “Company”), hereby certifies that based on the undersigned’s knowledge:
1.
The Company’s annual report on Form 10-K for the period ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 22, 2018	/s/ Ketan Mehta
Ketan Mehta President and Chief Executive Officer (Principal Executive Officer)